UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 13, 2025

Catheter Precision, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38677	38-3661826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1670 Highway 160 West
Suite 205
Fort Mill, SC 29708
(Address of principal executive offices, including zip code)

(973) 691-2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VTAK	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 13, 2025, the Company held a Special Meeting of stockholders at which, of the 8,004,633 shares of the Company’s common stock outstanding as of November 18, 2024, the record date for the Special Meeting, 4,184,744 shares of common stock were represented, either in person or by proxy, constituting, of the shares entitled to vote, approximately 52.3% of the outstanding shares of common stock.

At the Special Meeting, the Company’s stockholders considered five proposals, which are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 25, 2024. The matters voted on at the Special Meeting and the votes cast with respect to each such matter are set forth below:

1.
Proposal No. 1: To approve, in accordance with NYSE American Company Guide Section 713(a), the issuance of up to 10,695,962 shares of our outstanding common stock, par value $0.0001 per share, upon the exercise of our Series K Common Stock Purchase Warrants.  Proposal No. 1 was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,432,775	833,825	12,772	1,905,372

2.
Proposal No. 2: To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of our common stock from thirty (30) million shares to sixty (60) million. Proposal No. 2 was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,823,644	1,358,738	2,362	0

3.
Proposal No. 3: To approve an additional 1.5 million shares of common stock for issuance pursuant to our 2023 Equity Incentive Plan.  Proposal No. 3 was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,842,338	426,114	10,920	1,905,372

4.
Proposal No. 4: To ratify the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025. Proposal No. 4 was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,726,746	434,554	23,444	0

5.
Proposal No. 5: To approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for Proposals Nos. 1, 2, 3, and/or 4.  Proposal No. 5 was approved, based on the following results of voting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,262,238	888,066	34,440	0

Item 8.01. Other Events.

The opinion of Arnall Golden Gregory LLP dated January 10, 2025 and filed with the Company’s registration statement on Form S-3 (No. 333-284217) on January 10, 2025 included an assumption that the Company’s stockholders would approve, at the special meeting of stockholders to be held on January 13, 2025 or any adjournment thereof, an amendment to increase the Company’s authorized Common Stock from 30 million shares to 60 million shares and that such amendment would be filed with the Secretary of State of Delaware and become effective. Those events have occurred as assumed and a revised opinion of Arnall Golden Gregory LLP that removes that assumption is filed as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
5.1	Opinion of Arnall Golden Gregory LLP dated January 13, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHETER PRECISION, INC.

Date:	January 17, 2025	By:	/s/ Philip Anderson
Philip Anderson
Chief Financial Officer